Rev. 10/27/09
                                  SCHEDULE 2

                      WORLDWIDE NETWORK OF SUBCUSTODIANS


COUNTRY                   SUBCUSTODIAN

Argentina                 Citibank, N.A.
Australia                 National Australia Bank Limited
Austria                   UniCredit Bank Austria AG
Bahrain                   HSBC Bank Middle East Limited
Bangladesh                Standard Chartered Bank Bangladesh
Belgium                   ING Belgium SA/NV
Benin                     Societe Generale de Banques en Cote d'lvoire
Bermuda                   Bank of Bermuda Limited
Botswana                  Barclays Bank of Botswana Ltd.
Brazil                    Citibank, N.A.
Bulgaria                  ING Bank N.V.
Burkina Faso              Societe Generale de Banques en Cote d'lvoire
Canada                    CIBC Mellon Trust Company
Cayman Islands            The Bank of New York Mellon
Channel Islands           The Bank of New York Mellon
Chile                     Banco Itau S.A. (Chile)
Chile                     Banco de Chile
China (Shanghai and
Shenzhen)                 HSBC Bank (China) Company Limited
Colombia                  Cititrust Colombia S.A.
Costa Rica                Banco BCT
Croatia                   Privredna banka Zabreb d.d.
Cyprus                    EFG Eurobank Ergasias S.A.
Czech Republic            ING Bank N.V.
Denmark                   Danske Bank A/S
Ecuador                   Banco de la Produccion SA
Egypt                     HSBC Bank Egypt S.A.E.
Estonia                   SEB Bank AS
Euromarket                Clearstream Banking Luxembourg S.A.
Euromarket                Euroclear Bank
Finland                   Skandinaviska Enskilda Banken AB (publ)
                          Helsinki Branch
France                    BNP Paribas Securities Services
France                    CACEIS
Germany                   BHF-Asset Servicing GmbH
Ghana                     Barclays Bank of Ghana Ltd.
Greece                    EFG Eurobank Ergasias S.A.
Guinea Bissau             Societe Generale de Banques en Cote d'lvoire
Hong Kong                 The Hongkong and Shanghai Banking Corporation,
                          Limited
Hungary                   ING Bank NV.
Iceland                   New Landsbanki Islands hf
India                     Deutsche Bank AG
Indonesia                 The Hongkong and Shanghai Banking Corporation,
Limited

COUNTRY                   SUBCUSTODIAN

Ireland                   The Bank of New York Mellon, London
Israel                    Bank Hapoalim B.M.
Italy                     Intesa Sanpaolo S.p.A
Ivory Coast               Societe Generale de Banques en Cote d'lvoire -
                          Abidjian
Japan                     The Bank of Tokyo-Mitsubishi UFJ Ltd.
Japan                     Mizuho Corporate Bank, Limited
Jordan                    HSBC Bank Middle East Limited
Kazakhstan                HSBC Bank Kazakhstan
Kenya                     Barclays Bank of Kenya Limited
Kuwait                    HSBC Bank Middle East Ltd.
Latvia                    AS SEB banka
Lebanon                   HSBC Bank Middle East Limited
Lithuania                 SEB Bankas AB
Luxembourg                Banque et Caisse d'Epargne de l'Etat
Malaysia                  HSBC Bank Malaysia Berhad
Mali                      Societe Generale de Banques en Cote d'lvoire
Malta                     HSBC Bank Malta plc
Mauritius                 The Hongkong and Shanghai Banking Corporation
                          Limited
Mexico                    Banco Nacional de Mexico
Morocco                   Citibank Maghreb
Namibia                   Standard Bank Namibia Ltd.
Netherlands               BNY Mellon Asset Servicing B.V.
New Zealand               National Australia Bank
Niger                     Societe Generale de Banques en Cote d'lvoire
Nigeria                   Stanbic IBTC Bank Plc
Norway                    DnB NOR Bank ASA
Oman                      HSBC Bank Middle East Limited
Pakistan                  Deutsche Bank AG Karachi.
Palestinian Autonomous
Area                      HSBC Bank Middle East, Ramallah
Peru                      Citibank del Peru
Philippines               The Hongkong and Shanghai Banking Corporation,
                          Limited
Poland                    ING Bank Slaski
Portugal                  Banco Comercial Portugues, S.A.
Qatar                     HSBC Bank Middle East Limited, Doha
Romania                   ING Bank N.V.
Russia                    ING Bank (Eurasia) ZAO
Russia                    Vneshtorgbanke (MinFin Bonds only)
Saudi Arabia              SABB Securities Limited
Senegal                   Societe Generale de Banques en Cote d'lvoire
Serbia                    UniCredit Bank Austria AG
Singapore                 United Overseas Bank Limited
Singapore                 DBS Bank Ltd.
Slovak Republic           ING Bank N.V.
Slovenia                  UniCredit Banka Slovenia d.d.
South Africa              Standard Bank

COUNTRY                   SUBCUSTODIAN

South Korea               The Hongkong and Shanghai Banking Corporation,
                          Limited
Spain                     Banco Bilbao Vizcaya Argentaria S.A.
Spain                     Santander Investment Services, S.A.
Sri Lanka                 The Hongkong and Shanghai Banking Corporation,
                          Limited
Swaziland                 Standard Bank Swaziland Limited
Sweden                    Skandinaviska Enskilda Banken
Switzerland               Credit Suisse, Zurich
Taiwan                    Standard Chartered Bank (Taiwan) Limited
Thailand                  The Hongkong and Shanghai Banking Corporation,
                          Limited
Thailand                  Bangkok Bank Public Company Ltd.
Togo                      Societe Generale de Banques en Cote d'lvoire
Trinidad & Tobago         Republic Bank Limited
Tunisia                   Banque Internationale Arabe de Tunisie
Turkey                    Deutsche Bank AS
Uganda                    Barclays Bank of Uganda Ltd.
Ukraine                   ING Bank Ukraine
United Arab Emirates      HSBC Bank Middle East Limited, Dubai
United Kingdom            The Bank of New York Mellon
United Kingdom            Deutsche Bank AG (The Depository & Clearing Centre)
United States             The Bank of New York Mellon
Uruguay                   Banco Itau Uruguay S.A.
Venezuela                 Citibank, N.A.
Vietnam                   HSBC Bank (Vietnam) Ltd.
Zambia                    Barclays Bank of Zambia Limited
Zimbabwe                  Barclays Bank of Zimbabwe Limited